Exhibit 4.2

OFFICERS’ CERTIFICATE

Pursuant to Sections 301 and 303 of the Indenture
June 9, 2006

The undersigned, Jonathan S. Halkyard, the Senior Vice President and Treasurer of Harrah’s Operating Company, Inc., a Delaware corporation (the “Company”), and Harrah’s Entertainment, Inc., a Delaware corporation (the “Guarantor”), and Michael D. Cohen, the Vice President, Associate General Counsel and Corporate Secretary of the Company and the Guarantor, having read the Indenture, dated as of the date hereof (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee, including Sections 201, 301 and 303 thereof, and the definitions in such Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as each considers necessary to enable the undersigned to express an informed opinion, herein certify on behalf of the Issuer as follows:

A.            The form, title and terms of the series of Securities (as defined in the Indenture) established under the Indenture to be entitled “6.50% Senior Notes due 2016” were established by (a) resolutions (the “Pricing Committee Resolutions”) of the Pricing Committee of the Board of Directors of the Company (the “Pricing Committee”) as set forth in Exhibit A hereto, (b) by resolutions (the “Finance Committee Resolutions”) of the Finance Committee of the Board of Directors of the Guarantor (the “Finance Committee”) as set forth in Exhibit B hereto and (c) by resolutions (the “Guarantor Pricing Committee Resolutions”) of the Pricing Committee of the Board of Directors of the Guarantor (the “Guarantor Pricing Committee”) as set forth in Exhibit C hereto.

B.            The Pricing Committee was established by resolutions (the “Company Board Resolutions”) of the Board of the Directors of the Company as set forth in Exhibit D hereto.

C.            The Finance Committee was established by resolutions (the ”Guarantor Board Resolutions”) of the Board of the Directors of the Guarantor as set forth in Exhibit E hereto.

D.            The Guarantor Pricing Committee was established by the Finance Committee Resolutions.

E.             In addition to the covenants set forth in Article X of the Indenture, the Notes shall include the following additional covenants, and such additional covenants shall be subject to covenant defeasance pursuant to Section 1303 of the Indenture (capitalized terms used herein without definition have the meanings assigned to them in the Indenture):

“Section 1007        Limitation on Liens.

Neither the Company nor any of its Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property or on any Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Consolidated Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the Indenture)

without effectively providing that the notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

(1)           Liens existing on the date of original issuance of the Notes;

(2)           Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company;

(3)           Liens on property existing at the time of acquisition thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof;

(4)           Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

(5)           Liens which secure Indebtedness owing by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

(6)           Liens securing Indebtedness of the Company the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt;

(7)           purchase money security Liens on personal property;

(8)           Liens securing Indebtedness of the Company or any of its Subsidiaries the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the cost of the construction and development or improvement of property of the Company or any of its Subsidiaries;

(9)           Liens on the stock, partnership or other equity interest of the Company or any of its Subsidiaries in any Joint Venture or any such Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and /or advanced solely to such Joint Venture;

(10)         Liens to government entities, including pollution control or industrial revenue bond financing;

(11)         Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;

(12)         mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(13)         Liens for taxes or assessments and similar charges;

(14)         zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

(15)         any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses.

Notwithstanding the foregoing, the Company and any one or more of its Subsidiaries may, without securing the Notes, issue, assume or guarantee Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted by the preceding paragraph) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt), does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

Section 1008          Limitation on Sale and Lease-Back Transactions.

Neither the Company nor any of its Subsidiaries will enter into any Sale and Lease-Back Transaction unless either:

(1)           the Company or such Subsidiary would be entitled, pursuant to the provisions described above, under “Limitation on Liens,” to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Notes; or

(2)           the Company within 120 days after the effective date of such Sale and Lease-Back Transaction applies to the voluntary retirement of its Funded Debt an amount equal to the Value of all conditions precedent provided for in the Indenture relating to the issuance of and establishment of the form, title and terms of such series, including those set forth in Sections 201, 301 and 303 of the Indenture, have been complied with; and

(3)           the Sale and Lease-Back Transaction (subject to credits for certain voluntary retirements of Funded Debt).

Section 1009          Taxes. The Company will, and will cause each of its Significant Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to a holder of the Notes.”

F.             In addition to the definitions set forth in Article I of the Indenture, the Notes shall include the following definitions, which, in the event of a conflict with the definition of terms in the Indenture, shall control:

“Consolidated Property” means any property of the Company or any of its Subsidiaries.

“Funded Debt” means all Indebtedness of the Company which (1) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (2) ranks at least pari passu with the notes.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Sale and Lease-Back Transaction” means any arrangement with a person (other than the Company or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such person or to any other person (other than the Company or any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.

“Subsidiary” of any specified person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (2) the fair value, in the opinion of the Company’s Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease-Back Transaction.

G.            Each of the undersigned is authorized to approve the form, terms and conditions of the Notes.

H.            The Notes shall be issued as Global Securities (subject to exchange for definitive certificated Notes under the circumstances provided in the Indenture) and The Depository Trust Company shall be Depository for the Notes.

I.              To the best knowledge of the undersigned, all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been satisfied.

J.             To the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities of those series.

As of the date hereof the Pricing Committee Resolutions, Finance Committee Resolutions, Guarantor Pricing Committee Resolutions, Company Board Resolutions and Guarantor Board Resolutions remain in full force and effect and have not been rescinded or amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have, as of the date first written above, in the name and on behalf of each of the Company and the Guarantor, hereunto signed their names.

HARRAH’S OPERATING COMPANY, INC.
HARRAH’S ENTERTAINMENT, INC.

/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Senior Vice President and Treasurer

/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Assistant General Counsel and
Corporate Secretary

The undersigned, Angela P. Winter, Assistant Secretary of each of the Company and the Guarantor, hereby certifies that Jonathan S. Halkyard is the duly elected, qualified and acting Senior Vice President and Treasurer of each of the Company and the Guarantor, and Michael D. Cohen is the duly elected, qualified and acting Vice President, Assistant General Counsel and Corporate Secretary of each of the Company and the Guarantor, and that the signatures set forth above are the genuine signatures of such officers.

IN WITNESS WHEREOF, I have, as of the date first written above, in the name and on behalf of the Company and the Guarantor, hereunto signed my name.

HARRAH’S OPERATING COMPANY, INC.
HARRAH’S ENTERTAINMENT, INC.

/s/ Angela P. Winter
Angela P. Winter
Assistant Secretary